UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 12, 2019

CVR ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33492 (Commission File Number)	61-1512186 (I.R.S. Employer Identification Number)
2277 Plaza Drive, Suite 500 Sugar Land, Texas 77479 (Address of principal executive offices, including zip code)

(281) 207-3200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

CVR Energy Inc. (the "Company") is filing this Current Report on Form 8-K to recast the consolidated financial statements that were initially filed with the Securities and Exchange Commission ("SEC") on February 21, 2019 in the Company's Annual Report on Form 10-K for the year ended December 31, 2018 (the "Form 10-K"), as a result of the Company's revision in the first quarter of 2019 of its accounting policy method for the cost of planned major maintenance activities (turnarounds) for its Petroleum Segment.

The Company changed its financial information presentation in the first quarter of 2019 to reflect the revised accounting policy. In previous periods, costs of planned major maintenance activities (turnarounds) were being expensed as incurred (the direct expensing method). Under the revised accounting policy turnarounds, specific to the Petroleum Segment are deferred and amortized on a straight-line basis over a four-year period of time (the deferral method). The new method of accounting for turnarounds is considered preferable as it is more consistent with the accounting policies of our peer companies and better reflects the economic substance of the benefits earned from turnaround expenditures. The Company's presentation for the Nitrogen Fertilizer Segment will continue to follow the direct expensing method; therefore, this change had no impact on the financial information of the Nitrogen Fertilizer Segment.

Attached as Exhibit 99.1 of this Form 8-K are the following portions of the Form 10-K that were revised to reflect the revised accounting policy by the Company: Selected Financial Data (Item 6), Management’s Discussion and Analysis of Financial Condition and Results of Operations (Item 7) and Financial Statements and Supplementary Data (Item 8). The turnaround-specific information in Exhibit 99.1 is consistent with the presentation of turnarounds in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, filed with the SEC on April 25, 2019 (the "Form 10-Q").

This Current Report on Form 8-K is being filed only for the purposes described above and all other information in the Form 10-K remains unchanged. In order to preserve the nature and character of the disclosures set forth in the Form 10-K, the items included in Exhibit 99.1 of this Form 8-K have been updated solely for matters relating specifically to the revised accounting policy as described above. No attempt has been made in this Current Report on Form 8-K to reflect events or occurrences after the date of the filing of the Form 10-K on February 21, 2019, and it should not be read to modify or update other disclosures as presented in the Form 10-K. Therefore, this Current Report on Form 8-K should be read in conjunction with the Form 10-K and the Company's filings made with the SEC subsequent to the filing of the Form 10-K, including the Form 10-Q. References in the attached exhibits to the Form 10-K or parts thereof refer to the Form 10-K for the year ended December 31, 2018, filed on February 21, 2019, except to the extent portions of such Form 10-K have been revised in this Current Report on Form 8-K, in which case, they refer to the applicable revised portion in this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description

23.1	Consent of Grant Thornton LLP
99.1
Items from CVR Energy Annual Report on the Form 10-K for the year ended December 31, 2018, revised to reflect revised accounting policy: Selected Financial Data (Item 6), Management’s Discussion and Analysis of Financial Condition and Results of Operations (Item 7) and Financial Statements and Supplementary Data (Item 8)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 12, 2019

CVR Energy, Inc.

By:	/s/ TRACY D. JACKSON
Tracy D. Jackson
Executive Vice President and Chief Financial Officer